Exhibit 99.1

MEDIA CONTACT:

Ken Engberg

kenneth.engberg@dealertrack.com

(516) 734-3692

INVESTOR CONTACT:

Paul Rybecky

investorrelations@dealertrack.com

(516) 734-3796

Dealertrack Technologies Reports Third Quarter 2014 Financial Results

Reports 87% Year over Year Revenue Growth

Updates 2014 Revenue Guidance Based on Solid Third Quarter Performance and Business Success

Lake Success, N.Y., November 5, 2014 – Dealertrack Technologies, Inc. (NASDAQ: TRAK) today reported financial results for the third quarter ended September 30, 2014.

“As we continue on our journey to help transform how dealers and consumers interact both online and in the showroom, we report record quarterly revenue and non-GAAP earnings,” said Mark O’Neil, chairman and chief executive officer, Dealertrack Technologies. “We performed better than expected this quarter in each revenue category, and we are optimistic about how several recently introduced subscription and advertising solutions will contribute to our overall growth and revenue.”

According to O’Neil, “For the third quarter in a row, we achieved organic growth of more than 20 percent. Based on this success, we are increasing our full year revenue and profitability guidance to reflect our strong performance this quarter and growing confidence that our vision to transform automotive retailing is resonating with and benefiting our clients. We are proud of our team’s execution and are inspired by the future our business and the market holds.”

Third Quarter 2014 Earnings Overview

GAAP Results for the Third Quarter 2014

▪	Revenue for the quarter was $233.5 million, as compared to $124.6 million for 2013.
▪	GAAP net income for the quarter was $2.1 million, as compared to GAAP net income of $5.8 million for 2013.
▪	Diluted GAAP net income per share for the quarter was $0.04, as compared to diluted GAAP net income per share of $0.13 for 2013.

Non-GAAP Results for the Third Quarter 2014

▪	Adjusted EBITDA for the quarter was $57.3 million, as compared to $32.6 million for 2013.
▪	Adjusted net income for the quarter was $25.3 million, as compared to $17.6 million for 2013.
▪	Diluted adjusted net income per share for the quarter was $0.46, as compared to $0.39 for 2013.

GAAP Results for the Nine Months Ended September 30, 2014

▪	Revenue for the period was $617.1 million, as compared to $355.4 million for 2013.

▪	GAAP net loss for the period was $(10.9) million, as compared to GAAP net income of $9.6 million for 2013.
▪	Diluted GAAP net loss per share for the period was $(0.21), as compared to diluted GAAP net income per share of $0.21 for 2013.

The GAAP net loss for the nine months ended September 30, 2014 was negatively impacted by a $7.5 million, or $0.14 per share, non-cash charge (net of taxes) relating to certain changes in expected asset use as Dealertrack integrates acquired solutions, and was positively impacted by a $6.8 million, or $0.13 per share, gain (net of taxes) on the sale of our investment in TrueCar, Inc.

Non-GAAP Results for the Nine Months Ended September 30, 2014

▪	Adjusted EBITDA for the period was $137.9 million, as compared to $89.7 million for 2013.
▪	Adjusted net income for the period was $59.2 million, as compared to $46.7 million for 2013.
▪	Diluted adjusted net income per share for the period was $1.11, as compared to $1.04 for 2013.

Updated Guidance for 2014

Dealertrack increased its 2014 annual revenue guidance and updated profitability guidance, as follows:

Expected GAAP Results

▪	Revenue for the year is expected to be between $842.0 million and $848.0 million, an increase at the mid-point of the range from prior guidance of between $829.0 million and $843.0 million.
▪	GAAP net loss for the year is expected to be between $(11.0) million and $(9.0) million, a change at the mid-point of the range from prior guidance of between $(12.0) million and $(7.0) million.
▪	Diluted GAAP net loss per share for the year is expected to be between $(0.21) and $(0.17), a change at the mid-point of the range from prior guidance of between $(0.23) and $(0.13) per share.

Expected Non-GAAP Results

▪	Adjusted EBITDA for the year is expected to be between $190.0 million and $192.0 million, an increase at the mid-point of the range from prior guidance of between $186.0 million and $190.0 million.
▪	Adjusted net income for the year is expected to be between $82.5 million and $84.5 million, no change at the mid-point of the range from prior guidance of between $81.0 million and $86.0 million.
▪	Diluted adjusted net income per share for the year is expected to be between $1.50 and $1.54, an increase at the mid-point of the range from prior guidance of $1.47 and $1.56 per share.

Diluted GAAP net loss per share and diluted adjusted net income per share guidance for 2014 continue to be based on an estimated diluted share count of 53 million and 55 million shares, respectively. The guidance also continues to assume that new car sales by franchised dealers will be approximately 16.2 million units and used car sales by franchised dealers will be approximately 15.9 million units in 2014.

Third Quarter Earnings Conference Call

Dealertrack will host a conference call to discuss its third quarter 2014 results, as well as its 2014 guidance, on November 5, 2014, at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at ir.dealertrack.com. In addition, a live audio of the call will be accessible to the public by calling 877-303-6648 (domestic) or 970-315-0443 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A webcast replay will be available on the Dealertrack Technologies, Inc. website at www.dealertrack.com.

Non-GAAP Financial Measures

The non-GAAP measures of adjusted EBITDA and adjusted net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income (loss). Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) excluding interest, taxes, depreciation and amortization expenses, stock-based compensation, contra-revenue and certain items, as applicable, such as: impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains on sales of previously impaired securities, gains or losses on sales or disposals of subsidiaries and other assets, rebranding expense and certain other items that we do not believe are indicative of our ongoing operating results.

Adjusted net income is a non-GAAP financial measure that represents GAAP net income (loss) excluding stock-based compensation expense, the amortization of acquired identifiable intangibles, contra-revenue, and certain items, as applicable, such as: impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains on sales of previously impaired securities, gains or losses on sales or disposals of subsidiaries and other assets, adjustments to deferred tax asset valuation allowances, non-cash interest expense, rebranding expense and certain other items that we do not believe are indicative of our ongoing operating results. These adjustments to net income (loss), which are shown before taxes, are adjusted for their tax impact at their applicable statutory rates.

Adjusted EBITDA and adjusted net income are presented because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. Adjusted EBITDA and adjusted net income are also presented because the acquisition method of accounting can have a negative impact on our GAAP results because the depreciation and amortization expenses associated with acquired assets, in particular intangibles which tend to have a relatively short useful life, can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA and adjusted net income and other business statistics as a measure of operating performance in addition to net income and the other measures included in our consolidated financial statements. Management believes the adjusted EBITDA and adjusted net income information is useful to investors for these reasons. Adjusted EBITDA and adjusted net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and adjusted net income is GAAP net income (loss) and has provided a reconciliation of adjusted EBITDA to GAAP net income (loss) and adjusted net income to GAAP net income (loss) in this press release.

About Dealertrack Technologies (www.dealertrack.com)

Dealertrack Technologies' intuitive and high-value web-based software solutions and services enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, third-party retailers, aftermarket providers and other service providers. In addition to the industry's largest online credit application network, connecting more than 20,000 dealers with more than 1,500 lenders, Dealertrack Technologies delivers the industry's most comprehensive solution set for automotive retailers, including Digital Marketing, Dealer Management System (DMS), Inventory, F&I Solutions and Registration and Titling solutions. For more information visit www.dealertrack.com.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding Dealertrack’s expected 2014 performance based on both GAAP and non-GAAP measures, the long-term outlook for its business and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Dealertrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; credit availability; reductions in automotive dealerships; increased competitive pressure from other industry participants, including AutoTrader, CDK Global (formerly ADP), Open Dealer Exchange, Reynolds and Reynolds, and RouteOne; the impact of some vendors of software products for automotive dealers making it more difficult for Dealertrack’s customers to use Dealertrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving Dealertrack’s systems or networks; the failure or inability to execute any element of Dealertrack’s business strategy, including selling additional products and services to existing and new customers; Dealertrack’s success in implementing an ERP system; the volatility of Dealertrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that Dealertrack may pursue; Dealertrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital; the impairment of intangible assets, such as trademarks and goodwill; and other risks listed in Dealertrack’s reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. These filings can be found on Dealertrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Dealertrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

DEALERTRACK TECHNOLOGIES, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net revenue	$233,520	$124,582	$617,095	$355,423
Cost of revenue	125,245	53,858	334,613	154,065
Research and development	26,451	18,447	77,635	54,346
Selling, general and administrative	72,689	45,365	214,812	131,720
Total operating expenses	224,385	117,670	627,060	340,131
Income (loss) from operations	9,135	6,912	(9,965)	15,292
Interest expense, net	(8,965)	(3,058)	(24,512)	(9,526)
Other income, net	123	419	961	547
Gain on sale of investment	—	—	9,828	—
Earnings from equity method investment, net	2,079	1,544	5,611	4,042
Income (loss) before (provision for) benefit from income taxes, net	2,372	5,817	(18,077)	10,355
(Provision for) benefit from income taxes, net	(264)	(22)	7,168	(755)
Net income (loss)	$2,108	$5,795	$(10,909)	$9,600

Basic net income (loss) per share	$0.04	$0.13	$(0.21)	$0.22
Diluted net income (loss) per share	$0.04	$0.13	$(0.21)	$0.21
Weighted average common stock outstanding (basic)	53,935	43,796	51,668	43,509
Weighted average common stock outstanding (diluted)	55,829	45,757	51,668	45,109

Adjusted EBITDA (non-GAAP) (a)	$57,267	$32,589	$137,903	$89,653
Adjusted EBITDA margin (non-GAAP) (b)	25%	26%	22%	25%
Adjusted net income (non-GAAP) (a)	$25,316	$17,646	$59,230	$46,708
Shares used for diluted adjusted net income per share (c)	55,198	45,469	53,173	45,109
Diluted adjusted net income per share (non-GAAP)	$0.46	$0.39	$1.11	$1.04

Stock-based compensation expense was classified as follows:
Cost of revenue	$274	$244	$799	$834
Research and development	793	599	2,298	1,850
Selling, general and administrative	3,266	2,760	9,652	8,045
	$4,333	$3,603	$12,749	$10,729

(a) See Reconciliation Data.

(b) Represents adjusted EBITDA as a percentage of net revenue.

(c) For the three months ended September 30, 2014 and September 30, 2013, the share count used for computing diluted adjusted net income per share does not include 631 thousand shares and 288 thousand shares, respectively, related to our senior convertible notes, as a result of the related convertible note hedge.

For the nine months ended September 30, 2014, due to the net loss, the share count used for computing diluted net loss per share is equal to the share count used for computing basic net loss per share. For computing diluted adjusted net income per share, the share count used includes 1,505 thousand shares related to options to purchase common stock and restricted common stock units.

DEALERTRACK TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	September 30,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$141,123	$122,373
Marketable securities	5,116	10,589
Customer funds and customer funds receivable	36,243	25,901
Accounts receivable, net	100,197	48,349
Deferred tax assets, net	22,874	6,331
Prepaid expenses and other current assets	30,896	21,314
Total current assets	336,449	234,857

Property and equipment, net	84,164	31,866
Investments – cost and equity	35,639	119,318
Software and website development costs, net	84,549	62,513
Intangible assets, net	550,023	136,754
Goodwill	1,059,893	316,466
Deferred tax assets, net	63,913	40,421
Other assets – long-term	24,539	14,616
Total assets	$2,239,169	$956,811

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$115,019	$56,942
Customer funds payable	36,243	25,901
Deferred revenue	13,657	9,958
Deferred tax liabilities	4,277	4,278
Due to acquirees and notes payable	4,852	2,000
Total current liabilities	174,048	99,079
Long-term liabilities	967,289	256,508
Total liabilities	1,141,337	355,587
Total stockholders' equity	1,097,832	601,224
Total liabilities and stockholders' equity	$2,239,169	$956,811

DEALERTRACK TECHNOLOGIES, INC.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Operating activities:
Net (loss) income	$(10,909)	$9,600
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	98,468	44,913
Deferred tax benefit	(42,447)	(906)
Stock-based compensation expense	12,749	10,729
Provision for doubtful accounts and sales credits	10,654	8,041
Earnings from equity method investment, net	(5,611)	(4,042)
Deferred compensation	134	134
Stock-based compensation windfall tax benefit	(10,963)	(5,644)
Gain on sale of investment	(9,828)	—
Realized gain on sale of securities	—	(362)
Amortization of debt issuance costs and debt discount	9,910	7,043
Change in contingent consideration	700	(500)
Forfeited customer deposits	(755)	—
Amortization of deferred interest	84	946
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(23,426)	(21,835)
Prepaid expenses and other current assets	(6,360)	(4,474)
Other assets – long-term	7,530	7,029
Accounts payable and accrued liabilities	(46,209)	(10,686)
Deferred rent	803	134
Deferred revenue	(946)	987
Other liabilities – long-term	1,811	(325)
Net cash (used in) provided by operating activities	(14,611)	40,782

Consolidated Statements of Cash Flows (continued)

	Nine Months Ended September 30,
	2014	2013
Investing activities:
Capital expenditures	(24,683)	(11,060)
Capitalized software and website development costs	(39,041)	(26,701)
Proceeds from sale of investment in TrueCar	92,518	—
Purchases of marketable securities	(5,150)	(27,393)
Proceeds from sales and maturities of marketable securities	10,539	46,237
Return of equity method investment	—	102
Payment for acquisition of businesses, net of acquired cash	(555,906)	(21,121)
Net cash used in investing activities	(521,723)	(39,936)

Financing activities:
Proceeds from issuance of term loan B credit facility	575,000	—
Principal payments on term loan B credit facility	(26,438)	—
Payments for debt issuance costs	(16,696)	—
Stock-based compensation windfall tax benefit	10,963	5,644
Proceeds from stock purchase plan and exercise of stock options	18,795	8,207
Purchases of treasury stock	(4,863)	(935)
Proceeds from note receivable	500	—
Payment of contingent consideration	(250)	—
Principal payments on capital lease obligations and financing arrangements	(78)	(99)
Repayment of a note payable	—	(11,439)
Proceeds from government grants	—	210
Net cash provided by financing activities	556,933	1,588

Net increase in cash and cash equivalents	20,599	2,434
Effect of exchange rate changes on cash and cash equivalents	(1,849)	(529)
Cash and cash equivalents, beginning of period	122,373	143,811
Cash and cash equivalents, end of period	$141,123	$145,716

Supplemental disclosure:
Cash paid for:
Income taxes	$10,129	$3,607
Interest	15,433	4,120
Non-cash investing and financing activities:
Accrued capitalized hardware, software and fixed assets	5,307	2,405
Assets acquired under capital leases and financing arrangements	35	206
Non-cash consideration issued for investment in Dealer.com	471,220	—
Non-cash consideration issued for investment in ASR Pro	2,163	—

DEALERTRACK TECHNOLOGIES, INC.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

GAAP net income (loss)	$2,108	$5,795	$(10,909)	$9,600
Interest income	(128)	(171)	(328)	(412)
Interest expense – cash	5,993	852	14,930	2,895
Interest expense – non-cash	3,100	2,377	9,910	7,043
Provision for (benefit from) income taxes, net	264	22	(7,168)	755
Depreciation of property and equipment and amortization of capitalized software and website costs	13,468	8,331	36,004	22,077
Amortization of acquired identifiable intangibles	20,828	7,761	62,464	22,836
EBITDA (non-GAAP)	45,633	24,967	104,903	64,794
Adjustments:
Stock-based compensation	4,333	3,603	12,749	10,729
Contra-revenue	1,375	1,069	3,907	3,804
Acquisition-related and other professional fees	315	1,365	8,189	2,421
Acquisition-related contingent consideration changes and compensation expense, net	1,654	57	3,597	686
Integration and other related costs	3,410	1,023	12,744	3,389
Gain on sale of investment	—	—	(9,828)	—
Amortization of equity method investment basis difference	547	706	1,642	2,118
Rebranding expense	—	155	—	2,068
Realized gain on sale of previously impaired securities (non-taxable)	—	(356)	—	(356)
Adjusted EBITDA (non-GAAP)	$57,267	$32,589	$137,903	$89,653

DEALERTRACK TECHNOLOGIES, INC.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

GAAP net income (loss)	$2,108	$5,795	$(10,909)	$9,600
Adjustments:
Interest expense – non-cash (not tax-impacted)	3,100	2,377	9,910	7,043
Amortization of acquired identifiable intangibles	20,828	7,761	62,464	22,836
Stock-based compensation	4,333	3,603	12,749	10,729
Contra-revenue	1,375	1,069	3,907	3,804
Gain on sale of investment	—	—	(9,828)	—
Acquisition-related and other professional fees	315	1,365	8,189	2,421
Acquisition-related contingent consideration changes and compensation expense, net	1,654	57	3,597	686
Integration and other related costs (a)	3,593	1,023	13,616	3,632
Rebranding expense	—	155	—	2,068
Amortization of equity method investment basis difference	547	706	1,642	2,118
Realized gain on sale of previously impaired securities (non-taxable)	—	(356)	—	(356)
Amended state tax returns impact (non-taxable)	—	(75)	—	(19)
Tax impact of adjustments (b)	(12,537)	(5,834)	(36,107)	(17,854)
Adjusted net income (non-GAAP)	$25,316	$17,646	$59,230	$46,708

(a) The adjustment for adjusted net income exceeds the adjustment for adjusted EBITDA as a result of accelerated amortization charges relating to internally developed software, which are included in the depreciation adjustment within the adjusted EBITDA reconciliation.

(b) The tax impact of adjustments for the three and nine months ended September 30, 2014 are based on a blended tax rate of 38.5% applied to taxable adjustments other than gain on sale of investment which is based on an effective tax rate of 31.0%. Additionally, the tax impact of adjustments for the nine months ended September 30, 2014 includes $1.8 million of incremental deferred taxes related to the acquisition of Dealer.com. The blended tax rates are based upon the statutory tax rates of 38.7% and 26.5% applied to the adjustments for U.S. and Canada, respectively.

The tax impact of adjustments for the three and nine months ended September 30, 2013 are based on a U.S. statutory tax rate of 37.2% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 37.1% and 36.8%, respectively, for the three and nine months ended September 30, 2013.

A reconciliation of GAAP to non-GAAP measures is included in the investor presentation available on Dealertrack’s website, which also includes the impact of reconciled items on individual income statement classifications.

DEALERTRACK TECHNOLOGIES, INC.

Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted EBITDA

(Dollars in millions)

(Unaudited)

	Year Ending December 31, 2014
	Expected Range

GAAP net loss	$(11.0)	$(9.0)
Interest, net	34.0	34.0
Income taxes, net	(7.0)	(5.7)
Amortization of basis difference from joint venture	2.2	2.2
Depreciation and amortization	47.7	46.4
Amortization of acquired identifiable intangibles	83.0	83.0
EBITDA (non-GAAP)	148.9	150.9
Adjustments:
Stock-based compensation	17.0	17.0
Gain on sale of investment	(9.8)	(9.8)
Non-recurring costs (a)	28.9	28.9
Contra-revenue	5.0	5.0
Adjusted EBITDA (non-GAAP)	$190.0	$192.0

(a) Includes certain professional fees, integration and other related costs, acquisition-related compensation expense, and fair value adjustments.

Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted Net Income

(Dollars in millions)

(Unaudited)

	Year Ending December 31, 2014
	Expected Range

GAAP net loss	$(11.0)	$(9.0)
Adjustments:
Stock-based compensation	17.0	17.0
Amortization of acquired identifiable intangibles	83.0	83.0
Amortization of basis difference from joint venture	2.2	2.2
Non-cash interest expense (not tax-impacted)	14.0	14.0
Gain on sale of investment	(9.8)	(9.8)
Non-recurring costs (a)	28.9	28.9
Contra-revenue	5.0	5.0
Tax impact of adjustments (b)	(46.8)	(46.8)
Adjusted net income (non-GAAP)	$82.5	$84.5

(a) Includes certain professional fees, integration and other related costs, acquisition-related compensation expense, accelerated depreciation and fair value adjustments.

(b)  The tax impact of adjustments are based on a blended tax rate of 37% applied to taxable adjustments.

DEALERTRACK TECHNOLOGIES, INC.

Summary of Business Statistics

Three months ended

(Unaudited)

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2014	2014	2014	2013	2013

Transaction services revenue (in thousands)	$87,157	$87,381	$77,735	$70,338	$73,514
Subscription services revenue (in thousands)	$94,803	$91,485	$61,969	$49,107	$45,223
Advertising and other revenue (in thousands)	$51,560	$45,901	$19,104	$6,666	$5,845

Active dealers in our U.S. network as of end of the period (a)	20,334	20,670	20,719	20,046	20,238
Active lenders in our U.S. network as of end of the period (b)	1,511	1,468	1,443	1,410	1,378
Active lender to dealer relationships as of end of the period (c)	204,338	201,240	202,984	191,135	191,548
Transactions processed (in thousands) (d)	31,391	30,669	28,560	24,471	27,172
Average transaction price (e)	$2.82	$2.89	$2.76	$2.91	$2.74
Transaction revenue per car sold (f)	$8.86	$8.68	$11.20	$8.63	$7.70
Subscribing dealers in U.S. and Canada as of end of the period (g)	24,089	23,876	23,624	18,464	18,255
Average monthly subscription revenue per subscribing dealership (h)	$1,253	$1,218	$956	$815	$758
Active dealerships on advertising platform as of end of the period (i)	8,143	7,031	7,053	*	*
Average monthly advertising spend per dealer rooftop (j)	$2,041	$1,826	1,708	*	*

*	Historical amounts not applicable

(a) We consider a dealer to be active in our U.S. network as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the U.S. Dealertrack network during the most recently ended calendar month. The number of active U.S. dealers is based on the number of dealer accounts as communicated by lenders on the U.S. Dealertrack network.

(b)     We consider a lender to be active in our U.S. network as of a date if it is accepting credit application data electronically from U.S. dealers in the U.S. Dealertrack network.

(c)      Each lender to dealer relationship represents a pair between an active U.S. lender and an active U.S. dealer at the end of a given period.

(d)     Represents revenue-generating transactions processed in the U.S. Dealertrack, Dealertrack Aftermarket Services, Registration and Titling Solutions, Collateral Management Solutions and Dealertrack Canada networks at the end of a given period.

(e)     Represents the average revenue earned per transaction processed in the U.S. Dealertrack, Dealertrack Aftermarket Services, Registration and Titling Solutions, Collateral Management Solutions and Dealertrack Canada networks during a given period. Revenue used in the calculation adds back (excludes) transaction related contra-revenue.

(f) Represents transaction services revenue divided by our estimate of total new and used car sales for the period in the U.S. and Canada. Revenue used in calculation adds back (excludes) transaction related contra-revenue.

(g)     Represents the number of dealerships in the U.S. and Canada with one or more active subscriptions at the end of a given period. Subscriptions to Dealertrack CentralDispatch have been excluded as these customers include brokers and carriers in addition to dealers.

(h)     Represents dealer-based subscription services revenue divided by average subscribing dealers for a given period in the U.S. and Canada. Revenue used in the calculation adds back (excludes) subscription related contra-revenue. In addition, subscribing dealers and subscription services revenue from Dealertrack CentralDispatch have been excluded from the calculation as a majority of these customers are not dealers.

(i)     We consider a dealership to be active on our advertising platform as of a date if they incurred advertising spend in that month. The number of advertisers at the end of the period may be impacted by the timing of manufacturer endorsed campaigns on behalf of their dealership base, for which there were approximately 900 dealerships that were part of a short term campaign as of September 30, 2014.

(j)     Represents advertising services revenue divided by average active dealerships on our advertising platform for a given period commencing with the Dealer.com acquisition on March 1, 2014.

TRAK-E ###

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